Exhibit 32.01

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Philip A. Marineau, Interim Chief Executive Officer and Chairman of the Board of Shutterfly, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i)	the Amendment No. 1 to Annual Report on Form 10-K for the period ended December 31, 2015 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 29, 2016	By:	/s/ Philip A. Marineau
Philip A. Marineau Chairman of the Board and Interim Chief Executive Officer (Principal Executive Officer)